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                                                                   EXHIBIT 21.1


                              DIGITAL FUSION, INC.

                              LIST OF SUBSIDIARIES

         The following is a list of all of the subsidiaries of Digital Fusion, Inc. and the jurisdictions of incorporation of such subsidiaries. All of the listed subsidiaries do business under their names presented below:

                  1.       CCL Telecommunication, Inc.
                           Delaware (state of incorporation)

                  2.       IBS Holdings Corp.
                           Delaware (state of incorporation)

                  3.       Halo Network Management, LLC
                           New Jersey (state of formation)

                  4.       Spectrum Information Services, Inc.
                           Alabama (state of incorporation)

                  5.       Realshare, Inc.
                           New Jersey (state of incorporation)

                  6.       Spencer Analysis, Inc.
                           New York (state of incorporation)

                  7. Digital Fusion Solutions, Inc. (formerly digital fusion, inc.)
                           Florida (state of incorporation)